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                                                                  Exhibit 21.1

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                                                  SUBSIDIARIES OF THE COMPANY
                                                                                                                       STATE OF
         NAME                                                        DOING BUSINESS AS                              INCORPORATION
         ----                                                        -----------------                              --------------
Black Box Corporation

    ATIMCO Network Services, Inc.                      Black Box Network Services - Western Pennsylvania            Pennsylvania

    American Telephone Wiring Company                  Black Box Network Services - West Virginia                   West Virginia

    Midwest Communications Technologies, Inc.          Black Box Network Services                                   Ohio

    Associated Network Solutions, Inc.                 Black Box Network Services - Central Florida                 Florida

    Advanced Communications Corporation                Black Box Network Services - South Carolina                  South Carolina

    Ohmega Installations Limited

    Cable Consultants, Incorporated                    Black Box Network Services - Atlanta                         Georgia

    Todd Communications, Inc.                          Black Box Network Services - North Carolina                  North Carolina

    Comm Line, Inc.                                    Black Box Network Services                                   Ohio

    Business Communication Concepts, Inc.              Black Box Network Services - Washington, D.C.                Virginia

    Koncepts Communications of L.I., Corp.             Black Box Network Services - Tri-State                       New York

    Communication Contractors, Inc.                    Black Box Network Services - Chicago                         Illinois

    DataCom-Link, Inc.                                 Black Box Network Services - Indiana                         Indiana

    U.S. Premise Networking Services, Inc.             Black Box Network Services - Minnesota                       Minnesota

    Datech Holdings Limited

    Black Box Network Services, Inc. -
       Government Solutions                                                                                         Tennessee

    R&D Services, Inc.                                 Black Box Network Services                                   Massachusetts

    Delaney Telecom, Inc.                              Black Box Network Services - Philadelphia                    Pennsylvania

    Delaney Electrical Services, Inc.                  Black Box Network Services - Philadelphia                    Pennsylvania

    K&A Communications, Inc.                                                                                        Missouri

    Jet Line Communications, Inc.                      Black Box Network Services - Dallas                          Texas

    FBS Communications, LP                             Black Box Network Services - San Antonio                     Texas

    A.T.S., Inc.                                       Black Box Network Services - Huntington                      West Virginia

    Advanced Network Technologies, Inc.                Black Box Network Services - California                      California

    Teldata Corporation                                Black Box Network Services - Tennessee                       Tennessee

    ST Communications & Cabling, Inc.                  Black Box Network Services - Kansas City                     Missouri

    Black Box Network Services & Electrical, Inc.                                                                   New York

    Black Box Network Services Baltimore, Inc.                                                                      Delaware

    Black Box Network Services Greater
       Pittsburgh, Inc.                                                                                             Delaware

    Datel Communications, Inc.                         Black Box Network Services - Arizona                         Arizona

    Data Specialties Europe Ltd.

    Midwest Electronics and Communications, Inc.       Black Box Network Services - Denver                          Colorado

    Duracom, Inc.                                      Black Box Network Services - Seattle                         Washington
                                                       Black Box Network Services - Oregon

    Clear Communications, Inc.                                                                                      Washington

    Person-to-Person Communications, Inc.                                                                           Virginia

    Orchard Network Solutions Ltd.

    Societe Industrielle de Telephonie,
      Alarme et Video
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
    Netcabling B.V.

    Bernhard Merz AG.

    Universal Connections, Incorporated                                                                             Indiana

    Michael Electric, Inc.                             Black Box Network Services - New Jersey                      New Jersey

    Haddad Electronic Supply, Inc.                                                                                  Massachusetts

    Integrated Cabling Systems, Inc.                   Black Box Network Services - Nebraska                        Nebraska

    Computer Cables and Accessories Ltd.

    Vivid Communications, Inc.                                                                                      Maryland

    DESIGNet, Inc.                                                                                                  California

    J.C. Informatica Integral,
       Consultoria en Redes S.A. de C.V.
       and SIC Comunicaciones S.A. de C.V.

    LJL Telephone and Communication, Inc.                                                                           Massachusetts

    Bbox Holding Company                                                                                            Delaware

    Black Box Corporation of Pennsylvania                                                                           Delaware

        Black Box Catalogue, Ltd.

        Black Box Canada Corporation

        Black Box Foreign Sales Corporation

        Black Box France, S.A.

        Black Box Datacom, B.V.

           Black Box Communication SANV

             Indacom N.V.

              Blue Box, B.V.

              Ascor bvba

        BB Technologies, Inc.                                                                                       Delaware

        Datacom Black Box Services AG

        Black Box Deutschland GmbH

        Black Box Italia, SpA

        Black Box Japan Kabushiki Kaisha

        Black Box Catalog Australia Pty. Ltd.

           Black Box Catalog New Zealand Limited

        Black Box do Brazil Industria e Comercio Ltda.

        Black Box de Mexico, S.A. de C.V.

        Alpeco Puerto Rico, Inc.

        South Hills Datacomm Chile, S.A.

        Black Box Comunicaciones, SA

        Schoeller Connectivity Gmbh

        Black Box Norge AS

        Black Box Finland OY

        Black Box Sverige AB
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